CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Scan-Graphics, Inc
Broomall, Pennsylvania


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Form S-3 of our report dated March 8, 1996, except for Note 18, as to which the date is March 30, 1996, relating to the consolidated financial statements and schedule appearing in Scan-Graphics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                /s/ BDO SEIDMAN, LLP
                                                ----------------------
                                                BDO SEIDMAN, LLP



Philadelphia, Pennsylvania
June 27, 1996